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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 12, 2007

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
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             (Exact name of registrant as specified in its charter)

            Delaware                    1-11596                58-1954497
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  (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)

   8302 Dunwoody Place, Suite 250, Atlanta, Georgia              30350
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       (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code (770) 587-9898


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01    Other events

On April 12, 2007, we were notified by our insurer, American International Group ("AIG"), that it has withdrawn its prior denial of coverage and has agreed to defend and indemnify us and our Dayton, Ohio subsidiary, Perma-Fix of Dayton, Inc., in the previously disclosed lawsuit, alleging, among other things, that Perma-Fix of Dayton, Inc. was operating without appropriate air permits.

The insurer has agreed to reimburse us for reasonable defense costs incurred in connection with the Dayton litigation prior to the insurer's assumption of the defense. The insurer's agreement to defend and indemnify us and our Dayton, Ohio subsidiary is subject to the insurer's reservation of its rights to deny indemnity pursuant to various policy provisions and exclusions of the policy, including, without limitation, payment of any civil penalties and fines, as well as the insurer's right to recoup any defense cost it has advanced in the event that it is determined that the policy provides no coverage.

The total amount of these costs expected to be recovered from the insurer is currently being determined.

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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     PERMA-FIX ENVIRONMENTAL
                                                     SERVICES, INC.


Dated: April 18, 2007                                By: /s/ Steven Baughman
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                                                         Steven Baughman
                                                         Vice President and
                                                         Chief Financial Officer